August 2025

Preliminary Pricing Supplement filed pursuant to Rule 424(b)(2) dated August 4, 2025 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated August 4, 2025.

GS Finance Corp.

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index®.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after February 12, 2026 up to and including the coupon payment date on August 11, 2028.

Unless previously redeemed, (i) if the index closing value of any underlying index is less than its coupon threshold level on any index business day during the preceding quarterly coupon observation period, you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value of each underlying index is greater than or equal to its coupon threshold level on every index business day during the preceding quarterly coupon observation period, you will receive on the applicable coupon payment date a contingent quarterly coupon.

At maturity, if not previously redeemed, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its coupon threshold level, you will receive the principal amount of your securities plus any contingent quarterly coupon then due, (ii) if the final index value of any underlying index is less than its coupon threshold level but the final index value of each underlying index is greater than or equal to its downside threshold level, you will not receive a contingent quarterly coupon payment but you will receive the principal amount of your securities and (iii) if the final index value of any underlying index is less than its downside threshold level, you will not receive a contingent quarterly coupon payment and the payment at maturity will be based on the performance of the underlying index with the lowest index performance factor. Investors will not participate in any appreciation of any underlying index.

The securities are for investors who seek to earn a contingent quarterly coupon at an above current market rate in exchange for the risk of receiving few or no contingent quarterly coupons and losing a significant portion or all of the principal amount of their securities.

SUMMARY TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes (each individually, an underlying index):	the S&P 500® Index (current Bloomberg symbol: “SPX Index”), the Russell 2000® Index (current Bloomberg symbol: “RTY Index”) and the Nasdaq-100 Index® (current Bloomberg symbol: “NDX Index”)
Principal amount:

$ in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “—Early redemption right” below, on the stated maturity date, in addition to the final contingent quarterly coupon, if any, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	expected to price on or about August 8, 2025
Original issue date:	expected to be August 13, 2025
Valuation date:	the last observation end date, expected to be November 8, 2028, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	expected to be November 13, 2028, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000; or
•
if the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

Initial index value:	with respect to each underlying index, the index closing value of such underlying index on the pricing date
Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Coupon threshold level:	with respect to each underlying index, 75.00% of such underlying index’s initial index value
Downside threshold level:	with respect to each underlying index, 65.00% of such underlying index’s initial index value
CUSIP / ISIN:	40058JWJ0 / US40058JWJ05
Underwriter:	Goldman Sachs & Co. LLC
Estimated value range:	$925 to $985 per security. See page PS-3 for more information.
Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	2.75% ($ in total)*	97.25% ($ in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $27.50 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-12. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

SUMMARY TERMS (continued)
Observation end dates:	as set forth under “Observation end dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Early redemption right:

we have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date expected to occur on February 12, 2026 and ending with the coupon payment date expected to occur on August 11, 2028. If we elect to exercise our redemption right, we will deliver a notice of redemption on or prior to the observation end date immediately preceding the applicable coupon payment date (as such observation end date may be postponed as provided herein). No payments will be made after they have been redeemed

Contingent quarterly coupon (set on the pricing date):

subject to the company’s early redemption right, on each coupon payment date, for each $1,000 of the outstanding principal amount, the company will pay an amount in cash equal to:

•
if the index closing value of each underlying index on every index business day during the preceding quarterly coupon observation period is greater than or equal to its coupon threshold level, at least $25.125 per security; or
•
if the index closing value of any underlying index on any index business day during the preceding quarterly coupon observation period is less than its coupon threshold level, $0.00

Quarterly coupon observation period:

The period from but excluding each observation end date (or the pricing date, in the case of the first quarterly coupon observation period) to and including the next succeeding observation end date excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any underlying index occurs or is continuing or that the calculation agent determines is not an index business day with respect to any underlying index.

Notwithstanding the immediately preceding sentence, if the calculation agent determines that, with respect to any underlying index, a market disruption event occurs or is continuing on the observation end date for the applicable quarterly coupon observation period or that day is not otherwise an index business day, the observation end date, and therefore the last day for such quarterly coupon observation period, will be postponed as provided under “Observation end dates” below.

Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
Regular record date:	the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

August 2025

Observation end dates*	Coupon payment dates**
November 10, 2025	November 14, 2025
February 9, 2026	February 12, 2026
May 8, 2026	May 13, 2026
August 10, 2026	August 13, 2026
November 9, 2026	November 13, 2026
February 8, 2027	February 11, 2027
May 10, 2027	May 13, 2027
August 9, 2027	August 12, 2027
November 8, 2027	November 12, 2027
February 8, 2028	February 11, 2028
May 8, 2028	May 11, 2028
August 8, 2028	August 11, 2028
November 8, 2028 (valuation date)	November 13, 2028 (stated maturity date)

* Subject to adjustment as if it were a coupon observation date as described in the accompanying general terms supplement

** Subject to adjustment as described in the accompanying general terms supplement

August 2025

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $1,000 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $ initial additional amount:

• $ will decline to zero on a straight-line basis from the time of pricing through ; and

• $ will decline to zero on a straight-line basis from through .

August 2025

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

●
General terms supplement no. 17,741 dated February 14, 2025
●
Underlier supplement no. 45 dated June 23, 2025
●
Prospectus supplement dated February 14, 2025
●
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 45 to “underlier(s)”, “indices”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “worst performing”, “pricing date” and “underlying index publisher”, respectively.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Investment Summary

The Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its coupon threshold level, on every index business day during the preceding quarterly coupon observation period.

If the index closing value of any underlying index is less than its coupon threshold level on any index business day during the preceding quarterly coupon observation period, we will not pay any coupon for the related quarterly period.

If the securities are redeemed early, no more contingent quarterly coupon payments will be made. It is possible that the index closing value of any underlying index could be below its coupon threshold level on an index business day during most or all of the quarterly coupon observation periods so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying index was to be at or above its coupon threshold level on every index business day during some quarterly coupon observation periods, one or more underlying indexes may fluctuate below the respective coupon threshold level(s) on one or more index business days during others.

In addition, if the securities have not been redeemed by us prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 65.00% of the stated principal amount of the securities and could be zero.

Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlying index.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its coupon threshold level on every index business day during the related quarterly coupon observation period. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if each underlying index closes at or above its coupon threshold level on every index business day during each quarterly coupon observation period until the securities are redeemed by us or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been redeemed by us) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 65.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are redeemed prior to maturity

This scenario assumes that we redeemed your securities, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on any coupon payment date on or after February 12, 2026 but prior to maturity. If the securities are redeemed by us, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not redeemed prior to maturity and investors receive principal back (and possibly a final coupon) at maturity

This scenario assumes that the securities are not redeemed by us and that each underlying index closes at or above its coupon threshold level on every index business day during some quarterly coupon observation periods, but one or more underlying indexes close below the respective coupon threshold level(s) on one or more index business days during others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its coupon threshold level on every index business day during the related quarterly coupon observation period, but not for the quarterly periods for which any index closing value is below its coupon threshold level on any index business day during the related quarterly coupon observation period. On the valuation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and, if each index closing value was at or above its coupon threshold level on every index business day during the final quarterly coupon observation period, the contingent quarterly coupon with respect to the final quarterly coupon observation period.

Scenario 3: the securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that the securities are not redeemed by us and that each underlying index closes at or above its coupon threshold level on every index business day during some quarterly coupon observation periods, but one or more underlying indexes close below the respective coupon threshold level(s) on one or more index business days during others. Consequently, investors receive the contingent quarterly coupon for the quarterly coupon observation periods for which each index closing value is at or above its coupon threshold level on every index business day during such quarterly coupon observation period, but not for the quarterly periods for which any index closing value is below its coupon threshold level on any index business day during the related quarterly coupon observation period. On the valuation date, one or more underlying indexes close below the respective downside threshold level(s) (and therefore below the respective coupon threshold level(s)). At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 65.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values during each quarterly coupon observation period and (2) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

Quarterly Coupon Observation Periods We may, at our discretion, redeem the securities, in whole but not in part, regardless of the performance of the underlying indexes, on the particular coupon payment dates specified under “Summary Terms - Early redemption right” above, but only on such dates. On the applicable coupon payment date, we exercise our early redemption right On the applicable coupon payment date, we do not exercise our early redemption right Early Redemption Right You will receive (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise due with respect to the related quarterly coupon observation period No further payment will be made on the securities once they have been automatically called. No Early Redemption The closing value of each underlying index on every index business day during the applicable quarterly coupon observation period is greater than or equal to its coupon threshold level The closing value of any underlying index on any index business day during the applicable quarterly coupon observation period is less than its coupon threshold level You will receive the contingent quarterly coupon. Proceed to the next quarterly coupon observation period.No contingent quarterly coupon. Proceed to the next quarterly coupon observation period.

Diagram #2: Payment at Maturity if the Securities are Not Redeemed

We do not exercise our option to redeem the securities

Proceed to Maturity Valuation Date Payment at Maturity The final index value of each underlying index is greater than or equal to its downside threshold level The final index value of any underlying index is less than its downside threshold level (i) The stated principal amount plus (ii) any contingent quarterly coupon with respect to the final quarterly coupon observation period. (i) The stated principal amount times (ii) the worst performing index performance factor No coupon will be paid at maturity. You will lose a substantial portion or all of your principal in this scenario.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.

For these reasons, the actual performances of the underlying indexes over the life of your securities may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical contingent quarterly coupon:	$25.125 per security
Hypothetical initial index value:	With respect to each underlying index, 100.00*
Hypothetical coupon threshold level:	With respect to each underlying index, 75.00 (75.00% of its hypothetical initial index value)
Hypothetical downside threshold level:	With respect to each underlying index, 65.00 (65.00% of its hypothetical initial index value)

* The hypothetical initial index value of 100.00 for each underlying index has been chosen for illustrative purposes only and does not represent the actual initial index value for any underlying index.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to a quarterly coupon observation period:

Hypothetical Quarterly Coupon Observation Period	Lowest Index Closing Value on an Index Business Day During the Applicable Quarterly Coupon Observation Period			Contingent Quarterly Coupon (per security)
	S&P 500® Index	Russell 2000® Index	Nasdaq-100 Index®
#1	80.00 (at or above the coupon threshold level)	90.000 (at or above the coupon threshold level)	95.00 (at or above the coupon threshold level)	$25.125
#2	60.00 (below the coupon threshold level)	80.000 (at or above the coupon threshold level)	90.000 (at or above the coupon threshold level)	$0.00
#3	85.00 (at or above the coupon threshold level)	90.000 (at or above the coupon threshold level)	60.00 (below the coupon threshold level)	$0.00
#4 - #13	60.00 (below the coupon threshold level)	55.000 (below the coupon threshold level)	65.00 (below the coupon threshold level)	$0.00

On each index business day during hypothetical quarterly coupon observation period #1, each of the S&P 500® Index, Russell 2000® Index and Nasdaq-100 Index® closes at or above its coupon threshold level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On at least one index business day during each of the hypothetical quarterly coupon observation periods #2 and #3, at least one underlying index closes at or above its coupon threshold level but at least one other underlying index closes below its coupon threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On at least one index business day during each of the hypothetical quarterly coupon observation periods #4 - #13, each underlying index closes below its coupon threshold level and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value of any underlying index is below its coupon threshold level on any index business day during the related quarterly coupon observation period.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been redeemed):

Example	Index Closing Value (Final Index Value)			Payment at Maturity
	S&P 500® Index	Russell 2000® Index	Nasdaq-100 Index®
#1	80.00 (at or above the downside threshold level)	90.000 (at or above the downside threshold level)	85.00 (at or above the downside threshold level)	$1,000*
#2	80.00 (at or above the downside threshold level)	50.000 (below the downside threshold level)	60.00 (below the downside threshold level)	$1,000 × the worst performing index performance factor = $1,000 × (50.00 / 100.00) = $500.00
#3	50.00 (below the downside threshold level)	90.000 (at or above the downside threshold level)	85.00 (at or above the downside threshold level)	$1,000 × (50.00 / 100.00) = $500.00
#4	30.00 (below the downside threshold level)	35.000 (below the downside threshold level)	35.00 (below the downside threshold level)	$1,000 × (30.00 / 100.00) = $300.00
#5	25.00 (below the downside threshold level)	30.000 (below the downside threshold level)	30.00 (below the downside threshold level)	$1,000 × (25.00 / 100.00) = $250.00

*Does not include contingent quarterly coupon for the final quarterly coupon observation period, if any

In example #1, the final index value of each of the S&P 500® Index, Russell 2000® Index and Nasdaq-100 Index® is at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and, if the index closing value of each underlying index is at or above its coupon threshold level on every index business day during the final quarterly coupon observation period, the contingent quarterly coupon with respect to such period. Investors will not participate in any appreciation of any underlying index.

In examples #2 and #3, the final index value of one or more underlying indexes is at or above its downside threshold level, but the final index value of one or more of the other underlying indexes is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined 70.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the Nasdaq-100 Index® has declined 65.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

In example #5, the S&P 500® Index has declined 75.00% from its initial index value, while each of the Russell 2000® Index and the Nasdaq-100 Index® has declined 70.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $650.00 per security and could be zero.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Additional Hypothetical Examples

The following examples assume that the securities have not been redeemed, neither a market disruption event nor a non-index business day occurs on the originally scheduled valuation date, there are no changes in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index and that the effect of any accrued and unpaid coupon has been excluded.

If the securities are not redeemed, the amount we would deliver for each $1,000 principal amount of your securities on the stated maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been redeemed and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

The Securities Have Not Been Redeemed

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Redeemed* (as Percentage of Stated Principal Amount)
150.000%	100.000%
125.000%	100.000%
110.000%	100.000%
100.000%	100.000%
90.000%	100.000%
80.000%	100.000%
75.000%	100.000%
73.000%	100.000%
70.000%	100.000%
65.000%	100.000%
64.999%	64.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

*Does not include the final coupon, if any

As shown in the table above, if the securities have not been redeemed:

•
If the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final index value of the worst performing underlying index were determined to be 150.000% of its initial index value, the payment at maturity (excluding the final coupon, if any) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your securities are linked, the stocks comprising such underlying index. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Subject to our redemption right, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the underlying indices as measured from their initial index values set on the pricing date to their index closing values on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose a significant portion of your investment, equivalent to 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Thus, you may lose your entire investment in the securities, which would include any premium to principal amount you paid when you purchased the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Value of the Worst Performing Underlying Index

If your securities are not redeemed and the final index value of the worst performing underlying index is less than its downside threshold level, you will lose all or a substantial portion of your investment in the securities. This means that while a decrease in the final index value of the worst performing underlying index to its downside threshold level will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than its downside threshold level will result in a loss of a significant portion of the stated principal amount of the securities despite only a small change in the value of the worst performing underlying index.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

You May Not Receive a Coupon on Any Coupon Payment Date, and the Potential to Receive a Coupon on a Coupon Payment Date May Terminate at Any Time During the Applicable Quarterly Coupon Observation Period

You will be paid a coupon on a coupon payment date only if the closing value of each underlying index is equal to or greater than its coupon threshold level on each index business day during the preceding quarterly coupon observation period. If the closing value of any underlying index on any index business day during the applicable quarterly coupon observation period is less than its coupon threshold level, you will not receive a coupon payment on the applicable coupon payment date. This will be the case even if the closing value of each other underlying index is above its coupon threshold level on each index business day during the applicable quarterly coupon observation period and even if the closing value of that underlying index is above its coupon threshold level on every other day during the applicable quarterly coupon observation period. If this occurs during every quarterly coupon observation period, whether due to changes in the levels of one or more than one of the underlying indexes, the overall return you earn on your securities will be zero or less and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

We Are Able to Redeem Your Securities at Our Option

On each coupon payment date commencing on the coupon payment date expected to occur on February 12, 2026 and ending on the coupon payment date expected to occur on August 11, 2028, we will be permitted to redeem your securities at our option. Furthermore, our option to redeem your securities may adversely affect the value of your securities. It is our sole option whether to redeem your securities prior to maturity and we may or may not exercise this option for any reason. Many factors may influence the likelihood of your securities being redeemed. In general, we will be more likely to redeem the securities when we expect the index closing value of each underlying index to be at or above its coupon threshold level on every index business day during the next quarterly coupon observation period. On the other hand, we will be less likely to redeem the securities when we expect the index closing value of any underlying index to be below its coupon threshold level on an index business day during the next quarterly coupon observation period, such that you will receive no coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Because of this redemption option, the term of your securities could be reduced. No further payments will be made on the securities if they are redeemed.

The Coupon Does Not Reflect the Actual Performances of the Underlying Indexes and Investors Will Not Participate in Any Appreciation in the Underlying Indexes

On any coupon payment date, you will receive a coupon only if the index closing value of each underlying index is equal to or above its coupon threshold level on every index business day during the preceding quarterly coupon observation period. The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the index closing values of any underlying index between the pricing date and any observation end date or between two observation end dates. You will not participate in any appreciation of any underlying index, and the return on the securities will be limited to the coupons, if any, that are paid with respect to each coupon payment date. Accordingly, the coupons, if any, on the securities may be less than the return you could earn on another instrument linked to any underlying index that pays coupons based on the performance of such underlying index from the pricing date to any observation end date or from observation end date to observation end date.

The Payment of the Contingent Coupon, If Any, and the Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

The Payment of the contingent quarterly coupon, if any, and the payment at maturity (if the securities are not redeemed) will be based on the worst performing underlying index without regard to the performance of any other underlying index. As a result, if the index closing value of any underlying index on any index business day during the applicable quarterly coupon observation period is less than the coupon threshold level, you will not receive a contingent quarterly coupon with respect to such quarterly coupon observation period. Further, you could lose all or some of your initial investment at maturity if the final index value of the worst performing index is less than its initial index value, even if there is an increase in the value of any other underlying index. This could be the case even if any other underlying index increased by an amount greater than the decrease in the worst performing underlying index.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Receiving No Contingent Quarterly Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more likely that an underlying index will close below its coupon threshold level on any index business day during the applicable coupon observation period, or below its downside threshold level on the valuation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index. Therefore, you will be exposed equally to the risks related to each underlying index. Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes. Accordingly, your investment is subject to the full market risk of each underlying index.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the value of the underlying indexes;
•
the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indexes;
•
the dividend rates of the underlying index stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before maturity, you may receive less than the principal amount of your securities or the amount you may receive at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Investing in the Securities Is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will Be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying index stocks or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Additional Risks Related to the Nasdaq-100 Index®

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index® and on Your Securities

Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and therefore your securities. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked, in part, to an underlying index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlying index, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the securities. Similarly, if underlying index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Related to Tax

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities that are currently characterized as income-bearing pre-paid derivative contracts, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent quarterly coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on any of the stocks included in the underlying indexes during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent quarterly coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

The Underlying Indexes

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” in the accompanying underlier supplement.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — Russell 2000® Index” in the accompanying underlier supplement.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks listed. For more details about the Nasdaq-100 Index®, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — The Nasdaq-100 Index® in the accompanying underlier supplement.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying indexes have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in you receiving any coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the securities, you should consult publicly available information to determine the relevant underlying index values between the date of this pricing supplement and the date of your purchase of the securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying indexes. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2020, 2021, 2022, 2023 and 2024 and the first three calendar quarters of 2025 (through July 31, 2025). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the underlying index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ended December 31	4,793.06	4,300.46	4,766.18
2022
Quarter ended March 31	4,796.56	4,170.70	4,530.41
Quarter ended June 30	4,582.64	3,666.77	3,785.38
Quarter ended September 30	4,305.20	3,585.62	3,585.62
Quarter ended December 31	4,080.11	3,577.03	3,839.50
2023
Quarter ended March 31	4,179.76	3,808.10	4,109.31
Quarter ended June 30	4,450.38	4,055.99	4,450.38
Quarter ended September 30	4,588.96	4,273.53	4,288.05
Quarter ended December 31	4,783.35	4,117.37	4,769.83
2024
Quarter ended March 31	5,254.35	4,688.68	5,254.35
Quarter ended June 30	5,487.03	4,967.23	5,460.48
Quarter ended September 30	5,762.48	5,186.33	5,762.48
Quarter ended December 31	6,090.27	5,695.94	5,881.63
2025

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Quarter ended March 31	6,144.15	5,521.52	5,611.85
Quarter ended June 30	6,204.95	4,982.77	6,204.95
Quarter ending September 30 (through July 31, 2025)	6,389.77	6,198.01	6,339.39

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2020
Quarter ended March 31	1,705.215	991.16	1,153.103
Quarter ended June 30	1,536.895	1,052.053	1,441.365
Quarter ended September 30	1,592.287	1,398.920	1,507.692
Quarter ended December 31	2,007.104	1,531.202	1,974.855
2021
Quarter ended March 31	2,360.168	1,945.914	2,220.519
Quarter ended June 30	2,343.758	2,135.139	2,310.549
Quarter ended September 30	2,329.359	2,130.680	2,204.372
Quarter ended December 31	2,442.742	2,139.875	2,245.313
2022
Quarter ended March 31	2,272.557	1,931.288	2,070.125
Quarter ended June 30	2,095.440	1,649.836	1,707.990
Quarter ended September 30	2,021.346	1,655.882	1,664.716
Quarter ended December 31	1,892.839	1,682.403	1,761.246
2023
Quarter ended March 31	2,001.221	1,720.291	1,802.484
Quarter ended June 30	1,896.333	1,718.811	1,888.734
Quarter ended September 30	2,003.177	1,761.609	1,785.102
Quarter ended December 31	2,066.214	1,636.938	2,027.074
2024
Quarter ended March 31	2,124.547	1,913.166	2,124.547
Quarter ended June 30	2,109.459	1,942.958	2,047.691
Quarter ended September 30	2,263.674	2,026.727	2,229.970
Quarter ended December 31	2,442.031	2,180.146	2,230.158
2025
Quarter ended March 31	2,317.968	1,993.690	2,011.913
Quarter ended June 30	2,175.035	1,760.710	2,175.035
Quarter ending September 30 (through July 31, 2025)	2,283.129	2,197.539	2,211.649

Historical Quarterly High, Low and Period End Index Closing Values of Nasdaq-100 Index®

	High	Low	Period End
2020
Quarter ended March 31	9,718.73	6,994.29	7,813.50
Quarter ended June 30	10,209.82	7,486.29	10,156.85
Quarter ended September 30	12,420.54	10,279.25	11,418.06
Quarter ended December 31	12,888.28	11,052.95	12,888.28
2021
Quarter ended March 31	13,807.70	12,299.08	13,091.44
Quarter ended June 30	14,572.75	13,001.63	14,554.80
Quarter ended September 30	15,675.76	14,549.09	14,689.62
Quarter ended December 31	16,573.34	14,472.12	16,320.08
2022
Quarter ended March 31	16,501.77	13,046.64	14,838.49
Quarter ended June 30	15,159.58	11,127.57	11,503.72
Quarter ended September 30	13,667.18	10,971.22	10,971.22
Quarter ended December 31	12,041.89	10,679.34	10,939.76
2023
Quarter ended March 31	13,181.35	10,741.22	13,181.35

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Quarter ended June 30	15,185.48	12,725.11	15,179.21
Quarter ended September 30	15,841.35	14,545.83	14,715.24
Quarter ended December 31	16,906.80	14,109.57	16,825.93
2024
Quarter ended March 31	18,339.44	16,282.01	18,254.69
Quarter ended June 30	19,908.86	17,037.65	19,682.87
Quarter ended September 30	20,675.38	17,867.37	20,060.69
Quarter ended December 31	22,096.66	19,773.30	21,012.17
2025
Quarter ended March 31	22,175.60	19,225.48	19,278.45
Quarter ended June 30	22,679.01	17,090.40	22,679.01
Quarter ending September 30 (through July 31, 2025)	23,356.27	22,478.14	23,218.12

The graphs below show the daily historical index closing values of each underlying index from January 1, 2020 through July 31, 2025. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the underlying index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Performance of the S&P 500® Index

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Historical Performance of the Russell 2000® Index

Historical Performance of the Nasdaq-100 Index®

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your securities should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as an income-bearing pre-paid derivative contract in respect of the underlying indexes, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the securities for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that it is likely that coupon payments will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If you are a non-United States holder of the securities, we intend to withhold on coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty. In addition, upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your securities are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your securities could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

August 2025

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500®Index, the Russell 2000® Index and the Nasdaq-100 Index® due November 13, 2028

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $27.50 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on August 13, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

August 2025